                                                                    EXHIBIT 9.2

                              DUPLICATE ORIGINAL


                                    [emblem]


                            DR. NORBERT KUNTZ, NOTARY
                     Theresienstrasse 11 o 85049 Ingolstadt
                   Phone (08 41) 3 31 88 o Fax (08 41) 3 38 30
                            DR. HANS SCHMALZL, NOTARY

               It is hereby confirmed that the attached document represents a duplicate original of the original document and matches it in its entirety. It is given to the recipient designated below upon request.

               Ingolstadt, May 8, 1995/Schn [signature]
                                            Notary

                      [illegible seal]

Mr. Reiner Pohl
Albert-Einstein-Strasse 26
85646 Neufahrn


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Doc. roll no. 985/95/S
dated 5/2/95

                                                          Doc. roll no. 985/95/S


                          Trust contract and obligation
                               to transfer a share


Today, May second,
nineteen hundred ninety-five,
               - May 2, 1995 -,

the following persons are present before me,
               Dr. Hans Schmalzl, notary,
in Ingolstadt in my office at Theresienstrasse 11/I:

1. Mr. Reiner Pohl, graduate engineer, born 7/17/41, residing at Albert-Einstein-Strasse 26, 85646 Neufarn,

2. Mr. Bernd Meier, born 10/15/49, graduate engineer, residing at Ahornalle 39, 85283 Wolnzach.

At the request of the persons appearing, who are known to me personally, I recorded the declarations which they submitted in my presence:


Dr.S./Schn


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                                      - 2 -



I.
Mr. Bernd Meier
- hereinafter referred to as Trustee -
has subscribed to a capital contribution in the amount of DM 7,500.00 in the firm of
        SCM Schneider Microsysteme
        Entwicklungs- und Vertriebs GmbH,
which is registered with the Commercial Register of the Munich Municipal Court under no. HRB 91372.
The purchase was made by Mr. Pohl
- hereinafter referred to as Trustor -
on a fiduciary basis.

II.

Externally, the Trustee shall be a fully entitled and fully obligated shareholder, but inter se he shall be a fiduciary shareholder for the account of the Trustor.
He shall be obligated to hold and manage the equity investment and the rights and duties associated therewith according to the best of his knowledge and conscience for the account, and pursuant to the instructions, of the Trustor and exercise the rights arising from the equity interest, particularly the voting right, only at the instruction of the Trustor. He shall further be obligated to the Trustor not to raise any pecuniary claims arising from the equity interests and not to enter into any obligations or dispositions with regard to the equity interest without the written consent of the Trustor; specifically, he shall not sell the share or encumber it with rights of third parties.


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                                      - 3 -


To the extent permissible, he assigns, at this point in time, all claims arising from the equity interest, specifically the claims to the distribution of profits and liquidation proceeds, to the Trustor, who hereby accepts said assignment. The Trustee shall promptly transfer to the Trustor the profit allocable to the equity interests promptly following receipt or credit thereof.
From a tax standpoint, it is intended that the profit allocable to the equity interest be classified as the income of the Trustor and not to that of the Trustee.
The contracting parties shall be obligated to submit all declarations to the tax authority which are necessary to produce this legal effect. Otherwise, the contracting parties shall treat the contents of this document confidentially vis a vis third parties.

III.
The Trustee is hereby obligated, at the Trustor's request, to the Trustor to transfer the capital contribution to the Trustor, or to a third party to be named by the Trustor, at any time and at no charge.
Accordingly, he shall submit all declarations and make all petitions which are necessary for the legally effective transfer.

IV.
If, according to the articles of incorporation, the consent of the Corporation or the shareholders is necessary for the transfer of shares, the contracting parties to today's trust contract shall personally obtain such consent.

V.
The Trustee hereby grants the Trustor the
                                         power of attorney
to represent him in the transfer of his share to the Trustor or a third party to be named by the Trustor. This power of attorney shall be irrevocable and shall not lapse upon the death of the Trustee.

VI.
The Trustor may terminate the trust relationship at any time; the Trustee may terminate the trust relationship upon notice of three months effective at the end of a calendar month.
At the end of the trust relationship, the Trustee shall be obligated to promptly assign the share to the Trustor or a third party to be named by the Trustor at the nominal amount.
The trust relationship shall also end
a) upon the transfer of the share at the request of the Trustor,


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                                               - 5 -


b)      upon the death of the Trustee.

VII.
No compensation shall be paid for the trusteeship.

VIII.
The Trustor shall bear the expense of this document and the execution thereof. The contracting parties shall each receive a duplicate original of this document.




                             [stamp]
                             Read aloud by the notary, approved by the participants and personally signed:


[signature]

[signature]

               [signature] [handwritten:] Notary

        [seal]
        DR. HANS SCHMALZL - NOTARY IN INGOLSTADT

                               DUPLICATE ORIGINAL


                                    [emblem]


                            DR. NORBERT KUNTZ, NOTARY
                     Theresienstrasse 11 o 85049 Ingolstadt
                   Phone (08 41) 3 31 88 o Fax (08 41) 3 38 30
                            DR. HANS SCHMALZL, NOTARY

               It is hereby confirmed that the attached document represents a duplicate original of the original document and matches it in its entirety. It is given to the recipient designated below upon request.

               Ingolstadt, May 5, 1995/Schn [signature]
                                            Notary

                      [illegible seal]

Mr. Reiner Pohl
Albert-Einstein-Strasse 26
85646 Neufahrn

Doc. roll no. 984/95/S
dated 5/2/95


                                                          Doc. roll no. 984/95/S


                              Assignment of a share


Today, May second,
nineteen hundred ninety-five,
               - May 2, 1995 -,

the following persons are present before me,
               Dr. Hans Schmalzl, notary,
in Ingolstadt in my office at Theresienstrasse 11/I:

1. Mr. Reiner Pohl, graduate engineer, born 7/17/41, residing at Albert-Einstein-Strasse 26, 85646 Neufahrn,

2. Mr. Bernd Meier, born 10/15/49, graduate engineer, residing at Ahornallee 39, 85283 Wolnzach.


At the request of the persons appearing, who are known to me personally, I recorded the declarations which they submitted in my presence:

I.
According to information provided, Mr. Reiner Pohl has a share in the amount of
DM 12,500.00 of the capital stock of         DM 333,400.00

Dr.S./Schn


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                                      - 2 -




in the firm of
        SCM Schneider Microsysteme
        Entwicklungs- und Vertriebs GmbH
which is registered with the Commercial Register of the Munich Municipal Court under no. HRB 91 372.

The capital contribution is paid-in in full.

II.
From the share described in section I, with all rights and duties appurtenant thereto, specifically the right to receive profits starting today, Mr. Reiner Pohl hereby sells and transfers a share amount in the amount of DM 7,500.00 to
Mr. Bernd Meier,
who accepts said transfer.

III.
No consideration shall be given, since the transfer is carried out on a fiduciary basis.

IV.
(1)
The seller guarantees only the legal validity of the share, the amount of the deposit thereto and unimpeded conveyance of title.


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                                      - 3 -


Further liability, specifically for the quality of the enterprise of the Corporation, shall be barred.
(2)
The notary has made reference to Section 16 GmbHG
[German Limited Liability Corporation Act] (succession of the purchaser to capital contribution liabilities) and Section 24 GmbHG (liability of the shareholders inter se for shortfalls in capital contributions).

He also pointed out that he cannot examine the information set forth in section I to determine its correctness.
(3)
The transfer and partition shall require the
consent of the Corporation.
The contracting parties shall obtain such consent
themselves.
(4)
The Corporation has no real property.

VI.
Mr. Pohl shall bear the costs of the creation of this document.

Duplicate originals of this document shall be received by the seller and the purchaser, as well as the Corporation for notice purposes pursuant to Section 16 GmbHG.

                             [stamp]
                             Read aloud by the notary, approved by the participants and personally signed:


                             [signature]

                             [signature]    [signature]

                        [signature] [handwritten:] Notary

        [seal]
        DR. HANS SCHMALZL - NOTARY IN INGOLSTADT